UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☑ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

Optec International, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1. Title of each class of securities to which transaction applies:
2. Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4. Proposed maximum aggregate value of transaction:
5. Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1. Amount Previously Paid:
2. Form Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:

SCHEDULE 14C INFORMATION
 Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934 as amended

OPTEC INTERNATIONAL, INC.
2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of Optec International, Inc. (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. We are sending you this Information Statement to notify you that on or about February 5, 2019, the Stockholders holding a majority voting rights of our Common Stock (the “Majority Stockholders”) approved by written consent in lieu of a meeting of Stockholders, the following actions (collectively the “Corporate Actions”) that the Corporation shall amend its Certificate of Incorporation to effect an increase in our authorized shares of Common Stock from 75,000,000 to 150,000,000  by filing the documents with the Secretary of State of Wyoming in the form attached hereto as Exhibit A (the “Amendment”).

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Wyoming corporate law or the Company’s Certificate of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed to Stockholders. The Information Statement is being mailed on or about February 11, 2019, to Stockholders of record on the Record Date. The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

GENERAL INFORMATION

This Information Statement is being first mailed on or about February 11, 2019, to stockholders of the Company by the Board of Directors of the Company (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of the majority of the voting rights of our Common Stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to Seventy Five Million (75,000,000) shares of Common Stock. As of the record date of February 5, 2019, we had 9,518,732 shares of Common Stock issued and outstanding.

Common Stock

The Company currently has 75,000,000 shares of common stock authorized, of which 9,518,732 shares were issued and outstanding as of the Record Date. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

 PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

 ACTION TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment for that amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Wyoming. We intend to file the Amendment for the Authorized Share Increase with the Secretary of State of the State of Wyoming promptly after the twentieth (20th) day following the date on which the Definitive Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our common stock will be increased from seventy five million (75,000,000) shares to one hundred and fifty million (150,000,000) shares (the "Authorized Share Increase").

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing of convertible debt and capital raising ability and generally to maintain our flexibility in today’s competitive and rapidly changing environment. The additional seventy five million (75,000,000) shares of common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of common stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the common stock. The Board has no current plans to issue any of the additional shares of common stock that would be authorized by this proposal. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.

VOTING SECURITIES

As of the date of this Information Statement, our voting securities consist of our Common Stock, of which 9,518,732 shares are outstanding. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Voting Stock issued and outstanding at February 5, 2019 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Voting Stock issued and outstanding as of the Record Date.

The approval of this action by written consent is made possible in accordance with the provisions of W.S. 17-16-205 of the General Corporations laws of Wyoming, which provides that any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, before the action, a written consent of the majority Board of Directors and which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The column entitled “Percentage of Class” is based on 9,518,732 shares of common stock outstanding as of February 5, 2019. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address [1]	Amount and Nature of Beneficial Ownership	Percentage of Class(5)
Marcus Pawson (2)	2,945,000	30.9%
Roger Pawson	236,094	2.5%
Optimized Fuel Technologies (3)	1,500,000	15.8%
International Partners Holdings	158,601	1.6%
Peter Sollenne (4)	5,000	.05%
All Officers and Shareholders as a Group	4,839,695	50.85%

(1) Unless otherwise indicated, the address of such individual is c/o the Company.

(2) Marcus Pawson is Vice President of International Sales.

(3) Optimized Fuel Technologies was issued stock for licensing rights.

(4) Peter Sollenne, CEO.

(5) As of the Record Date the Company has 9,518,732 shares of Common Stock outstanding.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Peter Sollenne
Name: Peter Sollenne
Title: Chief Executive Officer

Dated: February 11, 2019

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:

OPTEC INTERNATIONAL, INC.

2. Article number(s) #5 is amended as follows:

Number and class of shares the corporation will have the authority to issue:
150,000,000 Common Stock at $.001 Par Value Per Share

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 02/05/2019
(Date – mm/dd/yyyy)

P-Amendment – Revised October 2015

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

[✔] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]

(May be executed by Chairman of Board, President or another of its officers.)

Date: 02/05/2019 *(mm/dd/yyyy)*

Print Name: Peter Sollenne

Contact Person: Peter Sollenne

Title: CEO, Chairman and Secretary

Daytime Phone Number: 760-444-5566

Email: peters@optecmpg.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- [✔] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [✔] Please submit one **originally signed** document.
- [✔] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [✔] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment – Revised October 2015

Board of Directors

Of

Optec International, Inc.

ACTION BY UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS OF OPTEC INTERNATIONAL, INC..

WHEREAS, the undersigned person(s) are the majority voting Directors of Optec International, Inc. a Wyoming Corporation, hereinafter referred to as the "Company:.

WHEREAS, the Board of Directors, by their signatures below, hereby adopt the following resolution on behalf of the Corporation without shareholder approval in accordance with W.S. 17-16-824 and 17-16-1005.

WHEREAS, it is in the best interest of the company to amend the Articles of Incorporation, article #5 to increase the authorized Common Stock shares from 75,000,000 to 150,000,000 in order to have enough shares available for reserve for Convertible Note holders and for future acquisitions.

THEREFORE, it is resolved and agreed this day of February 5, 2019 that the Board of Directors takes the following action:

RESOLVED: To amend the Articles of Incorporation, article #5 to increase the authorized Common Stock shares from 75,000,000 to 150,000,000 in order to have enough shares available for reserve for Convertible Note holders and for future acquisitions.

This Unanimous Written Consent in Lieu of the Meeting of the Board of Directors of Optec International, Inc. (the "Unanimous Written Consent"), when signed by the Director of the Corporation, shall have the same effect, and may be described in any document, as having been unanimously adopted by a vote of the Director of the Corporation on February5, 2019.

This Unanimous Written Consent may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one document.

IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent as of February 5, 2019.

Signed by: ______________________

Peter Sollenne, CEO, Director and Secretary